                                                        EXHIBIT 5(a)(1)

                                   SCHEDULE A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT



Each portfolio of Ohio National Fund, Inc. shall pay fees to Ohio National Investments, Inc. computed at the following rates as provided in paragraph 7 of the Agreement:


                               Equity;
                               Bond;
Net Assets                     Omni;                 Money                Growth &             Core              S&P 500
in Portfolio              Social Awareness           Market               Income              Growth              Index
------------              ----------------           ------               ------              ------              -----

First $100,000,000               0.60%                0.30%                0.85%               0.95%               0.40%
Next $50,000,000                 0.50%                0.25%                0.85%               0.95%               0.35%
Next $50,000,000                 0.50%                0.25%                0.85%               0.80%               0.35%
Next $50,000,000                 0.50%                0.25%                0.80%               0.80%               0.35%
Next $250,000,000                0.45%                0.23%                0.80%               0.80%               0.33%
Next $500,000,000                0.40%                0.20%                0.80%               0.80%               0.33%
Next $1,000,000,000              0.30%                0.15%                0.80%               0.80%               0.33%
All Portfolio Assets
over $2,000,000,000              0.25%                0.15%                0.80%               0.80%               0.33%


                                    International;
                                    Global                    Strategic
                                    Contrarian;               Income;
                                    Relative                  Capital                                        High
                                    Value;                    Appreciation;                                Income
                                    Emerging                  Small Cap;                                    Bond;
                                    Growth;                   Aggressive                                   Equity
                                    Blue Chip                 Growth                   Stellar             Income
                                    ---------                 ------                   -------             ------

All Portfolio Assets                   0.90%                      0.80%                 1.00%               0.75%


Agreed to and accepted as of May 1, 1998.


OHIO NATIONAL FUND, INC.                   OHIO NATIONAL INVESTMENTS, INC.


By:                                        By:
   ----------------------------------         ----------------------------------
   John J. Palmer, President                  Joseph P. Brom, President